UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2015

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Amendment to Restricted Stock Award Agreement with Eric A. Cohen

On July 6, 2015, Power Solutions International, Inc. (the “Company”) and Eric A. Cohen entered into an SAR and Bonus Agreement which amended a Stock Appreciation Rights Agreement dated as of June 6, 2012 by extending the vesting schedule applicable to the remaining unvested portion of the stock appreciation rights granted to Mr. Cohen under the Company’s 2012 Incentive Compensation Plan. The unvested portion covers 181,290 shares of the Company’s common stock (vesting is extended to June 6, 2017 with respect to 100,000 shares and to June 6, 2019 with respect to 81,290 shares). The stock appreciation rights are forfeited if prior to the applicable vesting date Mr. Cohen’s employment is terminated for cause or he terminates his employment for other than good reason, death or disability, and vesting is accelerated if Mr. Cohen’s employment is terminated for other than cause, he terminates due to good reason, death or disability, or there is a change in control of the Company. (The Company and Mr. Cohen had previously agreed to defer the vesting of these stock appreciation rights for 30 days until July 6, 2015 pursuant to an amendment to his Stock Appreciation Rights Agreement dated as of June 5, 2015.)

The SAR and Bonus Agreement also granted Mr. Cohen an annual bonus in the gross amount of $250,000 for each of calendar years 2016, 2017, 2018 and 2019 so long as Mr. Cohen remains employed by the Company through the last day of the applicable calendar year, unless prior to such date Mr. Cohen’s employment with the Company is terminated without cause or Mr. Cohen terminates his employment for good reason, in which case he will be paid the annual bonus for the calendar year in which his employment terminates. The definitions of cause and good reason are set forth in the SAR and Bonus Agreement, and the definition of change in control is set forth in the 2012 Incentive Compensation Plan.

The foregoing summary description of the SAR and Bonus Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the SAR and Bonus Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The 2012 Incentive Compensation Plan was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on June 7, 2012. The Stock Appreciation Rights Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 7, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	SAR and Bonus Agreement, dated as of July 6, 2015, by and between Power Solutions International, Inc. and Eric A. Cohen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey

Chief Financial Officer

Dated: July 8, 2015

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